Exhibit 1.1

Tencent Music Entertainment Group

$300,000,000 1.375% Notes due 2025

$500,000,000 2.000% Notes due 2030

Underwriting Agreement

August 26, 2020

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

United States

J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

U.S.A.

Goldman Sachs (Asia) L.L.C.

68/F, Cheung Kong Center

2 Queen’s Road Central

Hong Kong

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036,

U.S.A.

As representatives of the several Underwriters

named in Schedule I hereto

Ladies and Gentlemen:

Tencent Music Entertainment Group, an exempted company incorporated in the Cayman Islands (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) for whom you are acting as representatives (in such capacity, the “Representatives”), an aggregate of $300,000,000 principal amount of its 1.375% Notes due 2025 (the “2025 Notes”) and an aggregate of $500,000,000 principal amount of its 2.000% Notes due 2030 (the “2030 Notes,” together with the 2025 Notes, the “Securities”). The Securities will be issued pursuant to an indenture to be dated September 3, 2020 (the “Base Indenture”), as amended by a first supplemental indenture to be dated as of September 3, 2020 (the “First Supplemental Indenture,” together with the Base Indenture, as further amended or supplemented, the “Indenture”) between the Company and The Bank of New York Mellon, as trustee (the “Trustee”). The Indenture, this Agreement and the Securities are collectively referred to as the “Transaction Documents.”

1. Representations and Warranties of the Company

The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a) An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”) on Form F-3(File No. 333-248253) (the “Shelf Registration Statement”) in respect of the debt securities to be issued from time to time by the Company has been filed with the U.S. Securities and Exchange Commission (the “Commission”); the Shelf Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to the Representatives, and, excluding exhibits thereto, to the Representatives for each of the other Underwriters became effective upon filing, no other document with respect to the Shelf Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Shelf Registration Statement, any post-effective amendment thereto, if any, has been issued and no proceeding for that purpose, to the Company’s best knowledge, has been initiated or threatened by the Commission (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement is hereinafter called the “Basic Prospectus”; any preliminary prospectus supplement specifically relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act, together with the Basic Prospectus, is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto but excluding Form T-1 and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed with the Commission pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act, and the rules and regulations of the Commission thereunder after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”;

(b) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, when considered together with the Pricing Prospectus, conformed in all material respects to the requirements of the Act, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information is that described as such in Section 9(b) hereof;

(c) For the purposes of this Agreement, the “Applicable Time” is 10:00 p.m. (Eastern Time) on the date of this Agreement. The Pricing Prospectus, as supplemented by those Issuer Free Writing Prospectuses and other materials and information listed in Schedule II(b) hereto, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Issuer Free Writing Prospectus, if any, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not, and as of the Time of Delivery (as defined in Section 4 hereof) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and no statement of material fact included in the Prospectus has been omitted from the Pricing Disclosure Package and no statement of material fact included in the Pricing Disclosure Package that is required to be included in the Prospectus has been omitted therefrom; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information is that described as such in Section 9(b) hereof;

(d) The Registration Statement conforms, the documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed, any further documents so filed and incorporated by reference in the Pricing Prospectus and the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of the Applicable Time and Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information is that described as such in Section 9(b) hereof; and no documents incorporated by reference in the Pricing Prospectus and the Prospectus, were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement;

(e) Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Act or Rule 134 under the Act or (ii) the documents listed in Schedule II(b) hereto, each electronic road show and any other written communications approved in writing in advance by the Representatives. Each Issuer Free Writing Prospectus, if any, complies in all material respects with the Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Act (to the extent required thereby) and does not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package;

(f) Neither the Company nor any of the corporations, associations and entities directly or indirectly owned or controlled by the Company (as identified in Schedule IV hereto collectively referred to as the “Subsidiaries” and each a “Subsidiary”) has sustained since the date of the latest audited financial statements included in the Registration Statement, the Pricing Prospectus and the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the Pricing Prospectus and the Prospectus; and, since the respective dates as of which information is given in the Registration Statement, the Pricing Prospectus and the Prospectus, there has not been any material adverse change in the share capital (other than as a result of the exercise, if any, of share options or the award, if any, of share options or restricted share in the ordinary course of business pursuant to the Company’s equity plans that are described in the Pricing Prospectus and the Prospectus), short-term debt, long-term debt of the Company or any of its Subsidiaries, any declaration or payment of a dividend or distribution in kind by the Company, or any Material Adverse Effect (as defined below), in each case otherwise than as set forth or contemplated in the Registration Statement, the Pricing Prospectus and the Prospectus;

(g) Each of the Company and the Subsidiaries has good and valid title to all personal property owned by it, in each case free and clear of all liens, pledges, charges, mortgages, encumbrances and defects except such as do not materially interfere with the use of such property as described in the Registration Statement, the Pricing Prospectus and the Prospectus. Any real property and buildings held under lease by each of the Company and its Subsidiaries are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries; None of the Company or the Subsidiaries, directly or indirectly, own any real property;

(h) Other than the Subsidiaries, the Company does not own or control, directly or indirectly, any corporation or entity that is a “significant subsidiary” as defined under Rule 1-02 of Regulation S-X under the Exchange Act. All corporations, associations and entities directly or indirectly owned or controlled by the Company other than the Subsidiaries, collectively, are not and have not, since January 1, 2018, been material to the Company.

Each Subsidiary has been duly incorporated and is validly existing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement, the Pricing Prospectus and the Prospectus; and each Subsidiary is duly qualified to do business as a foreign corporation in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification; the constitutive documents of each Subsidiary comply with the requirements of applicable laws of the jurisdiction of its incorporation and are in full force and effect.

All of the issued and outstanding share capital of Tencent Music Entertainment Hong Kong Limited, Ultimate Music Inc. and Ultimate Music China Limited has been duly authorized and validly issued and is fully paid and nonassessable, and such share capital is owned, directly or indirectly, by the Company, as set forth in the Registration Statement, the Pricing Prospectus and the Prospectus, free from liens, encumbrances and defects.

The registered capital of each of Tencent Music Entertainment Technology (Shenzhen) Co., Ltd., Tencent Music (Beijing) Co., Ltd., Yeelion Online Network Technology (Beijing) Co., Ltd. and Shenzhen Ultimate Xiangyue Culture and Technology Co., Ltd. (the “WFOEs”) has been duly paid in accordance with their respective articles of association, and such share capital is owned, directly or indirectly, by the Company, as set forth in the Registration Statement, the Pricing Prospectus and the Prospectus, free from liens, encumbrances and defects.

The registered capital of each of Tencent Music Entertainment (Shenzhen) Co., Ltd., Beijing Kuwo Technology Co., Ltd., Guangzhou Kugou Computer Technology Co., Ltd., Shenzhen Ultimate Music Culture Technology Co., Ltd. and Xizang Qiming Music Co., Ltd. (the “VIEs”) has been duly paid in accordance with their respective articles of association, and such registered capital is registered in the name of the shareholders as listed in the Registration Statement, the Pricing Prospectus and the Prospectus and, unless otherwise described in the Registration Statement, the Pricing Prospectus and the Prospectus, free from liens, encumbrances and defects, and all such shareholders are citizens of the People’s Republic of China (the “PRC”, for purposes of this Agreement, excludes Hong Kong, Macao Special Administrative Region and Taiwan) or companies incorporated in the PRC.

(i) The Company and its Subsidiaries maintain insurance covering their respective properties, operations, personnel and businesses against such losses and risks and in such amounts as required by the applicable laws, which the Company reasonably believes is prudent and consistent with industry practices;

(j) The Company has been duly incorporated as an exempted company and is validly existing as an exempted company in good standing under the laws of the Cayman Islands, with power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Pricing Prospectus and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

(k) Neither the Company nor any of its Subsidiaries has sent or received any written communication regarding termination of, or intent not to renew, any of the material contracts or agreements specifically referred to or described in the Registration Statement, the Pricing Prospectus and the Prospectus, or specifically referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company, any of its Subsidiaries or, to the best of the Company’s knowledge, any other party to any such contract or agreement, except for such termination and non-renewals that would not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the general affairs, management, financial position, shareholders’ equity, results of operations or prospects of the Company and its Subsidiaries taken as a whole (a “Material Adverse Effect”);

(l) Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (A) each of the Company and its Subsidiaries has all the necessary licenses, consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings (collectively, “Governmental Authorizations”) with, governmental agencies and regulatory authorities having jurisdiction over the Company and the Subsidiaries (collectively, “Governmental Agencies” and, individually, a “Governmental Agency”) to own, lease, license and use its properties, assets and conduct its business in the manner described in the Registration Statement, the Pricing Prospectus and the Prospectus, except where the failure to obtain such Governmental Authorizations would not, individually or in the aggregate, reasonably be expected to result in any Material Adverse Effect, and such Governmental Authorizations contain no material restrictions or conditions not described in the Registration Statement, the Pricing Disclosure Package and the Prospectus; (B) the Company and its subsidiaries are in compliance with the terms and conditions of all Governmental Authorizations, except where the failure so to comply would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; (C) all of the Governmental Authorizations are valid and in full force and effect, except when the invalidity of such Governmental Authorizations or the failure of such Governmental Authorizations to be in full force and effect would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; (D) neither the Company nor any of its Subsidiaries is aware that any Governmental Agency is considering modifying, suspending or revoking any such Governmental Authorizations, except where such modifications, suspension and revocation as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and (E) the Company and its Subsidiaries are in compliance with the provisions of all such Governmental Authorizations in all material respects;

(m) Neither the Company nor any of its Subsidiaries is (A) in breach of or in default under any laws, regulations, rules, orders, decrees, guidelines or notices of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority of the PRC, the Cayman Islands or Hong Kong or any other jurisdiction where it was incorporated or operates, (B) in breach of or in default under any approval, consent, waiver, authorization, exemption, permission, endorsement or license granted by any Governmental Agency in the PRC, the Cayman Islands, Hong Kong or any other jurisdiction where it was incorporated or operates, (C) in violation of its constitutive or organizational documents or (D) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of clauses (A) and (B), as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus and, in the case of clauses (A), (B) and (D), where such breach or default would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

(n) The Company has an authorized capitalization as set forth in the Registration Statement, the Pricing Prospectus and the Prospectus and all of the issued share capital of the Company has been duly and validly authorized and issued and is fully paid and non-assessable and conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Prospectus and the Prospectus; none of the outstanding share capital of the Company was issued in violation of any preemptive rights, resale rights, rights of first refusal or other rights to purchase any share capital of or other equity interests in the Company; there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from the Company, or obligations of the Company to issue, Class A ordinary shares, Class B ordinary shares, or any other class of share capital of the Company except as set forth in the Company’s Annual Report on Form 20-F for the financial year ended December 31, 2019 filed with the Commission on March 25, 2020 (File No. 001-38751) and incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus (the “Annual Report”) under the caption “Directors, Senior Management and Employees—6.B. Compensation—Share Incentive Plans”; each grant under the share incentive plans of the Company was duly authorized no later than the date on which the share incentive grant was by its terms to be effective by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required shareholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto; there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from any Subsidiary, or obligations of any Subsidiary to issue, equity shares or any other class of share capital of any Subsidiary except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus;

(o) No person has (A) any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares, ADSs or any other share capital of or other equity interests in the Company that have not been validly waived, (B) any preemptive rights to purchase any equity interest in any of the Subsidiaries of the Company that have not been validly waived, except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus or (C) the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Securities;

(p) The Securities to be issued have been duly and validly authorized and, when duly executed, authenticated, issued and delivered against payment therefor as provided herein, will be duly and validly issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture, under which they are to be issued, which is substantially in the form filed as an exhibit to the Registration Statement and will conform in all material respects to the description thereof contained in the Registration Statement, the Pricing Prospectus and the Prospectus;

(q) Except as described in the Registration Statement, the Pricing Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act;

(r) The execution and delivery of, and the performance by the Company of its obligations under this Agreement have been duly and validly authorized by all necessary corporate action on the part of the Company, and this Agreement has been duly executed and delivered by the Company;

(s) The Indenture has been duly authorized and, when executed and delivered by the Company and, assuming due authorization, execution and delivery by the Trustee, will constitute a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Indenture will conform in all material respects to the descriptions thereof contained in the Registration Statement, the Pricing Prospectus and the Prospectus;

(t) No Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock or from repaying to the Company any loans or advances to such Subsidiary from the Company, in each case except as otherwise disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus;

(u) Except as described in the Registration Statement, the Pricing Prospectus and the Prospectus, all dividends and other distributions declared and payable on the share capital of the Subsidiaries that are organized or resident in the PRC may under the current laws and regulations of the PRC be converted into foreign currency (including United States dollars) and may be freely transferred out of the PRC in any currency;

(v) The issue and sale of the Securities, the execution and delivery of the other Transaction Documents, and the compliance by the Company with the Transaction Documents and the consummation of the transactions herein and therein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect or would not, singly or in the aggregate, impair, in any material respect, the ability of the Company to consummate the transactions contemplated by each of the Transaction Documents, (B) result in any violation of the provisions of the constitutive or organizational documents of the Company or any Subsidiary or (C) result in any violation of any statute or any order, rule or regulation of any court or Governmental Agency having jurisdiction over the Company or any of its Subsidiaries or any of their properties or assets;

(w) No consent, approval, authorization, order, registration or qualification of or with any court or Governmental Agency is required for the issue and sale of the Securities, the execution and delivery of the other Transaction Documents or the consummation by the Company of the transactions contemplated thereunder, except (A) the registration of the Securities under the Act, the qualification of the Indenture under the Trust Indenture Act, the listing of the Securities on The Stock Exchange of Hong Kong (the “SEHK”), and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Securities by the Underwriters, and (B) for the filing for registration of foreign debt in advance of the offering with the National Development and Reform Commission of the PRC (the “NDRC”) and the filing with the NDRC of the information required under Section 1(3) of the Notice on the Administrative Reform of the Registration of Offshore Debt Issuances (国家发展改革委关于推进企业发行外债备案登记制管理改革的通知(发改外资 [2015] 2044 号)) issued by the NDRC with effect from September 14, 2015 (the “NDRC Notice”) within 10 PRC Business Days (as defined in the Prospectus Supplement) after the Time of Delivery;

The Company has completed the filing of foreign debt with respect to the offering described in the Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus and obtained a certificate on July 27, 2020 from the NDRC evidencing such registration in accordance with the NDRC Notice;

(x) The Securities have been approved for listing on the SEHK;

(y) Except for any net income, capital gain, profits or franchise taxes imposed on the Underwriters by the PRC, Hong Kong, and the Cayman Islands as a result of any present or former connection (other than any connection solely resulting from the transactions contemplated by this Agreement) between the Underwriters and the jurisdiction imposing such taxes, no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the government of the PRC, the Cayman Islands, Hong Kong or any political subdivision or taxing authority thereof or therein in connection with: (A) the issuance of the Securities; (B) the sale and delivery by the Company of the Securities to or for the respective accounts of the several Underwriters; (C) the sale and delivery by the Underwriters of the Securities to the initial purchasers therefrom in the manner contemplated by this Agreement, or (D) the execution and delivery of each of the Transaction Documents provided that Cayman Islands stamp duty may be payable if the original of this Agreement or any other Transaction Document is brought to or executed in the Cayman Islands;

(z) None of the Company or its Subsidiaries has taken, directly or indirectly, any action which was designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities;

(aa) The statements set forth in the Registration Statement, the Pricing Prospectus and the Prospectus under the captions “Description of Debt Securities” and “Description the Notes,” insofar as they purport to constitute a summary of the terms of the Securities, and under the captions “Taxation,” and “Underwriting,” insofar as they purport to summarize the provisions of the laws and documents referred to therein, are accurate and fair summaries in all material respects;

(bb) There are no legal, arbitration or governmental proceedings (including, without limitation, governmental investigations or inquiries) pending to which the Company or any of its Subsidiaries or the Company’s directors and executive officers is a party or of which any property of the Company or any of its Subsidiaries is the subject which, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate reasonably be expected to result in a Material Adverse Effect; and to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(cc) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will not be an “investment company,” as such term is defined in the U.S. Investment Company Act of 1940, as amended (the “Investment Company Act”);

(dd) (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, as of the date of this Agreement, is not an “ineligible issuer,” as such term is defined under Rule 405 under the Act;]

(ee) Each of the Transaction Documents is in proper form to be enforceable against the Company in the Cayman Islands in accordance with its terms; to ensure the legality, validity, enforceability or admissibility into evidence in the Cayman Islands of the Transaction Documents, it is not necessary that the Transaction Documents be filed or recorded with any court or other authority in the Cayman Islands or that any stamp or similar tax in the Cayman Islands be paid on or in respect of the Transaction Documents or any other documents to be furnished hereunder or thereunder provided that Cayman Islands stamp duty may be payable if the original of Transaction Documents are brought to or executed in the Cayman Islands;

(ff) The Registration Statement, the Pricing Prospectus, the Prospectus, any Issuer Free Writing Prospectus and the filing of the Registration Statement, the Pricing Prospectus, Prospectus, any Issuer Free Writing Prospectus with the Commission have been duly authorized by and on behalf of the Company, and the Registration Statement has been duly executed pursuant to such authorization by and on behalf of the Company;

(gg) Except as described in the Registration Statement, the Pricing Prospectus and the Prospectus, in each case, (A) each of the Company and its Subsidiaries owns, possesses, licenses or has other rights to use all patents and patent applications, copyrights, trademarks, service marks, trade names, Internet domain names, technology, and/or know-how (including trade secrets, other unpatented and/or unpatentable proprietary rights) and other intellectual property (collectively, “Intellectual Property”) that are necessary or used in any material respect to conduct their business in the manner in which it is being conducted as set forth in the Registration Statement, the Pricing Prospectus and the Prospectus; (B) all material copyrights and patents owned or licensed by the Company (including all material trademarks, service marks, copyrights and patents owned or licensed by the Company’s Subsidiaries) are valid, enforceable and not subject to any ongoing or, to the best knowledge of the Company, threatened interference, reexamination, judicial or administrative proceeding pertaining to validity, enforceability or scope; (C) neither the Company nor any of its Subsidiaries has received any notice alleging infringement, violation or conflict with (and neither the Company nor any of its Subsidiaries knows of any basis for alleging infringement, violation or conflict with) the Intellectual Property rights of any third party by the Company, its Subsidiaries, or their products which would, if determined adversely to the Company, any of its Subsidiaries or in relation to any of their products, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; (D) there are no pending or, to the best of the Company’s knowledge, any threatened actions, suits, proceedings or claims by others alleging the Company or any of its Subsidiaries is infringing or has infringed any Intellectual Property right of any third party, which, if determined adversely to the Company, any of its Subsidiaries or in relation to any of their products, would individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; (E) to the best of the Company’s knowledge, the Intellectual Property of the Company and its Subsidiaries referenced in the Registration Statement, the Pricing Prospectus and the Prospectus, do not violate or conflict with any Intellectual Property right of any third party; and (F) neither the Company nor any of its Subsidiaries are in breach of, and each of the Company and its Subsidiaries has complied in all material respects with all terms of, any license or other agreement relating to the Intellectual Property rights of the Company, its Subsidiaries or any third party; and there are no contracts, arrangements or other documents related to the Intellectual Property required to be described in the Registration Statement, the Pricing Prospectus or the Prospectus or filed as an exhibit to the Registration Statement other than those described in the Registration Statement, the Pricing Prospectus or the Prospectus or filed as an exhibit to the Registration Statement;

(hh) The services of the Company and its Subsidiaries are conducted in compliance with the applicable copyright and intellectual property laws of the PRC and all other applicable jurisdictions, and the services of the Company and its Subsidiaries do not infringe upon the rights of third parties, either directly or indirectly, except for such non-compliance or infringement as would not, individually or in aggregate, reasonably be expected to result in a Material Adverse Effect;

(ii) Except as disclosed in the Registration Statements, the Pricing Prospectus and the Prospectus or as would not have, individually or in the aggregate, a Material Adverse Effect, (i) the Company and its Subsidiaries have paid all income and other taxes required to be paid by each of them, and any other assessment, fine or penalty levied against them by any governmental authority to the extent that any of the foregoing is due and payable (other than any taxes the amount or validity of which is currently being contested in good faith and for which adequate reserves have been established in accordance with applicable accounting principles); (ii) the Company and its Subsidiaries have filed all tax returns required to be filed through the date hereof, and all such returns are correct in all material respects; (iii) to the Company’s knowledge there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its Subsidiaries or any of their respective properties or assets; and (iv) the provisions included in the audited consolidated financial statements and the reviewed consolidated financial statements as incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus included appropriate provisions required under IFRS (as defined below) for all taxation in respect of accounting periods ended on or before the accounting reference date to which such audited or reviewed accounts relate for which the Company was then or might reasonably be expected thereafter to become or have become liable;

(jj) Based on the expected composition of its income and assets and the value of its assets, and subject to the qualifications set forth in the Registration Statements and the Prospectus, the Company does not expect to be a passive foreign investment company (“PFIC”) within the meaning of Section 1297(a) of the U.S. Internal Revenue Code of 1986, as amended, for its current taxable year;

(kk) The Company is a “foreign private issuer” within the meaning of Rule 405 under the Act;

(ll) There are no material relationships or transactions between the Company or any of its Subsidiaries, on the one hand, and their respective shareholders, affiliates, officers and directors, on the other, that are required to be described in the Registration Statement, the Pricing Prospectus and the Prospectus which have not been so described as required;

(mm) PricewaterhouseCoopers Zhong Tian LLP, who have audited the consolidated financial statements of the Company and its Subsidiaries and reviewed the unaudited condensed consolidated interim financial statements of the Company and its Subsidiaries in accordance with AS 4105 “Review of Interim Financial Information” incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder and are independent in accordance with the requirements of the U.S. Public Company Accounting Oversight Board;

(nn) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”); (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate actions are taken with respect to any differences; and (E) the Company and each of its Subsidiaries has made and kept books, records and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets of such entity;

(oo) The Company has established and maintains and evaluates a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS; since the date of the latest audited financial statements incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus, there has been no change in the Company’s internal control over financial reporting or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; the Company’s independent accountants have not notified the Company of any “reportable conditions” (as that term is defined under standards established by the American Institute of Certified Public Accountants) in the Company’s internal accounting controls, or other weaknesses or deficiencies in the design or operation of the Company’s internal accounting controls, that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting; the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(pp) The Company has taken all necessary actions to ensure that it is in compliance with all provisions of the Sarbanes-Oxley Act of 2002, as amended, and all rules and regulations promulgated thereunder, including Section 402 related to loans and Sections 302 and 906 related to certifications, or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are then in effect and with which the Company is required to comply;

(qq) The Company has established and maintains and evaluates disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act, such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its Subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective to perform the functions for which they were established;

(rr) No labor dispute, work stoppage, slow down or other conflict with the employees of the Company or any of its Subsidiaries exists or, to the best of the Company’s knowledge, is imminent or threatened, except for such dispute, stoppage, slow down or other conflict as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; to the best of the Company’s knowledge, the Company is not aware of any existing or imminent labor dispute, work stoppage, slow down or other conflict with the employees of any of its or its Subsidiaries’ principal customers, suppliers or contractors that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(ss) The Company and the Subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of its IT system and data (including all personal, personally identifiable, sensitive, confidential or regulated data) used in connection with their businesses and implemented backup and disaster recovery technology consistent with industry standards and practice, and there have been no material breaches, violations, outages, security breach, attack or unauthorized uses of or accesses to same; the Company and the Subsidiaries are presently in material compliance with all applicable laws, rules and regulations, or internal policies relating to the privacy and security of its IT system and data;

(tt) The section entitled “Operating and Financial Review and Prospects — Critical Accounting Policies, Judgments and Estimates” in the Annual Report as incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus contains an accurate, complete and fair description in all material respects of: (A) the accounting policies which the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and which require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (B) the judgments and uncertainties affecting the application of Critical Accounting Policies; and (C) the likelihood that materially different amounts would be reported under different conditions or using different assumptions; and the Company’s Board of Directors and management have reviewed and agreed with the selection, application and disclosure of Critical Accounting Policies;

(uu) Since the date of the latest reviewed financial statements incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus, neither the Company nor any of its Subsidiaries has: (A) entered into or assumed any contract, (B) incurred or agreed to incur any liability (including any contingent liability) or other obligation, (C) acquired or disposed of or agreed to acquire or dispose of any business or any other asset or (D) assumed or acquired or agreed to assume or acquire any liabilities (including contingent liabilities), that would, in any of clauses (A) through (D) above, be material to the Company and its Subsidiaries and that are not otherwise described in the Registration Statement, the Pricing Prospectus and the Prospectus;

(vv) The section entitled “Operating And Financial Review And Prospects” in the Registration Statement, the Pricing Prospectus and the Prospectus contains an accurate, complete and fair description of: (A) all material trends, commitments, events, uncertainties and risks, and the potential effects thereof, that the Company believes would materially affect liquidity, financial condition or results of operations of the Company, and are reasonably likely to occur and (B) all material off-balance sheet transactions, arrangements, and obligations;

(ww) No holder of any of the Securities after the consummation of the transactions contemplated by the Transaction Documents is or will be subject to any personal liability in respect of any liability of the Company by virtue only of its holding of any such Securities; and except as set forth in the Registration Statement, the Pricing Prospectus and the Prospectus, there are no limitations on the rights of holders of the Securities to hold, vote or transfer their Securities;

(xx) The audited consolidated financial statements (and the notes thereto) and the unaudited and reviewed consolidated interim financial statements (and the notes thereto) of the Company included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus fairly present in all material respects the consolidated financial position of the Company as of the dates specified and the consolidated results of operations and changes in the consolidated financial position of the Company for the periods specified, and such financial statements have been prepared in conformity with IFRS applied on a consistent basis throughout the periods presented (other than as described therein); the summary and selected consolidated financial data and the unaudited consolidated financial statements included in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included therein; all disclosures included in the Registration Statement, the Pricing Disclosure Package and the Prospectus regarding non-IFRS financial measures comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable;

(yy) All amounts payable by the Company to any Underwriter pursuant to this Agreement shall be made free and clear of and without deduction for or on account of any taxes imposed, assessed or levied by the Cayman Islands or any authority thereof or therein (except such income taxes as may otherwise be imposed by the Cayman Islands on payments hereunder to an Underwriter whose net income is subject to tax by the Cayman Islands or withholding, if any, with respect to any such income tax) nor are any taxes imposed in the Cayman Islands on, or by virtue of the execution or delivery of, this Agreement provided that the original of this Agreement is not brought to or executed in the Cayman Islands;

(zz) Any third-party statistical, industry-related and market-related data included in the Registration Statement, the Pricing Prospectus and the Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate and the Company has obtained the written consent for the use of such data from such sources to the extent required;

(aaa) The application of the net proceeds from the offering of Securities, as described in the Registration Statement, the Pricing Prospectus and the Prospectus, will not (A) contravene any provision of any current and applicable laws or the current constituent documents of the Company or any of its Subsidiaries, (B) contravene the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument currently binding upon the Company or any of its Subsidiaries or (C) contravene or violate the terms or provisions of any Governmental Authorization applicable to any of the Company or any of its Subsidiaries, except as in the cases of (B) and (C) would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or would not impair, in any material respect, the ability of the Company to consummate the transactions contemplated by the Transaction Documents; the Company does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and does not intend to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any affiliate of any Underwriter;

(bbb) There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the issuance and sale of the Securities;

(ccc) Under the laws of the Cayman Islands, the courts of the Cayman Islands will recognize and give effect to the choice of law provision set forth in Section 23 hereof. A judgement obtained in any state or federal court located in the Borough of Manhattan, The City of New York, New York (each a “New York Court”) will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment: (i) is given by a foreign court of competent jurisdiction; (ii) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgement has been given; (iii) is final; (iv) is not in respect of taxes, a fine or a penalty; and (v) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, under the laws of the PRC, the choice of law provision set forth in Section 23 hereof will be recognized by the courts of the PRC and any judgment obtained in any New York Court arising out of or in relation to the obligations of the Company under this Agreement will be recognized in PRC courts subject to the applicable provisions of the Civil Procedure Law of the PRC relating to the enforceability of foreign judgments;

(ddd) Neither the Company nor any of its Subsidiaries or controlled affiliates, nor any director or officer of the Company or any of its Subsidiaries nor, to the knowledge of the Company, any employee, agent, representative or other person associated with or acting on behalf of the Company or any of its Subsidiaries or controlled affiliates has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) taken or will take an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official, including any officer or employee of a government or a government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any applicable provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit; and the Company has instituted and maintains and enforces, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws and with the representations, warranties and covenants contained herein;

(eee) The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with, to the extent applicable, financial recordkeeping and reporting requirements, including, to the extent applicable, those of the Currency and Foreign Transactions Reporting Act of 1970, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the applicable money laundering statutes of all jurisdictions where the Company or any of its Subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(fff) Neither the Company nor any of its Subsidiaries or controlled affiliates, or their respective directors or officers, nor, to the knowledge of the Company, any employee, agent or other person associated with or acting on behalf of the Company or any of its Subsidiaries is currently subject to or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the U.S. Department of State and the U.S. Department of Commerce), the United Nations Security Council (“UNSC”), the European Union (“EU”) or any EU member state, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority or any executive order, directive or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued pursuant to statutory authority, including, without limitation, those issued pursuant to the Iran Sanctions Act, as amended, the Comprehensive Iran Sanctions and Divestment Act of 2010, the Iran Threat Reduction and Syria Human Rights Act, the National Defense Authorization Act for Fiscal Year 2012, the National Defense Authorization Act for Fiscal Year 2013, the Iran Freedom and Counter-Proliferation Act of 2012, the U.S. Trading With the Enemy Act, the U.S. International Emergency Economic Powers Act, the U.S. United Nations Participation Act, or the U.S. Syria Accountability and Lebanese Sovereignty Restoration Act, each as amended (collectively, “Sanctions”), including without limitation individuals or entities named on OFAC’s Specially Designated Nationals List, Foreign Sanctions Evaders List, and to the extent dealings are prohibited, individuals named on the Sectoral Sanctions Identifications List, nor is the Company or any of its Subsidiaries or controlled affiliates located, organized or resident in a country or territory that is subject to or the target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Syria and Crimea (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities or business of or with any person that, at the time of such funding or facilitation, is subject to or the target of Sanctions, (ii) to fund or facilitate any activities of or business in, with, or relating to any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions; the Company, its Subsidiaries, and their controlled affiliates, have not engaged in for the past five years and are not now engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was subject to or the target of Sanctions or with, in, or relating to any Sanctioned Country;

(ggg) Except as otherwise described in the Registration Statement, the Pricing Prospectus and the Prospectus, the ownership structure of the Company and its Subsidiaries (including the shareholding structure of each of the Subsidiaries) as described in the Annual Report as incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus under the caption “Information on the Company—4.C. Organizational Structure” complies with the current PRC laws, does not and, immediately after the Offering, will not violate, breach, contravene or otherwise conflict with any applicable PRC laws, and has not been challenged by any court or Governmental Agency; there are no legal, administrative, arbitration or governmental proceedings, pending anywhere in respect of the ownership structures of the Company or any of its Subsidiaries (including any proceeding challenging the effectiveness or validity of the ownership structures), and to the best knowledge of the Company, no such proceedings are threatened or contemplated by any Governmental Agency or any person;

(hhh) The description of each of the agreements in the section entitled “Information on the Company—4.C. Organizational Structure” in the Annual Report as incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus, among the WFOEs, the VIEs and the VIEs’ shareholders (collectively, the “VIE Agreements”), is fair and accurate in all material respects, and all material agreements relating to the Company’s corporate structure have been so disclosed. Each party to the VIE agreements has the legal right, power and authority (corporate and other, as the case may be) to enter into and perform its respective obligations under the VIE Agreements to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of, and has authorized, executed and delivered, each of such VIE Agreements; and, except as disclosed in the Pricing Prospectus and the Prospectus, each of the VIE Agreements constitutes a valid and legally binding obligation of the parties thereto, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting creditors’ rights or by equitable principles relating to enforceability;

Except, in the cases of clauses (B) and (C) below, as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, the execution and delivery by the WFOEs, the VIEs and the VIEs’ shareholders of, and the performance by the WFOEs, the VIEs and the VIEs’ shareholders of their respective obligations under, each of the VIE Agreements to which they are a party and the consummation by the WFOEs, the VIEs and the VIEs’ shareholders of the respective transactions contemplated therein will not: (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, lease, loan agreement or other agreement or instrument to which the Company, the WFOEs, the VIEs and the VIEs’ shareholders, as the case may be, are a party or by which the Company, the WFOEs, the VIEs and the VIEs’ shareholders are bound or to which any of the properties or assets of the Company, the WFOEs, the VIEs and the VIEs’ shareholders are subject; (B) result in any violation of the provisions of constitutive documents or business licenses of the Company, the WFOEs, the VIEs and the VIEs’ shareholders, as the case may be; or (C) result in any violation of any PRC statute or any order, rule or regulation of any PRC Governmental Agency having jurisdiction over the Company, the WFOEs, the VIEs and the VIEs’ shareholders or any of their properties; except, in the cases of (A) through (C) above, where such conflict, breach, violation or default would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Unless otherwise described in the Registration Statement, the Pricing Prospectus and the Prospectus, each of the VIE Agreements is in proper legal form under the laws of the PRC for the enforcement thereof in the PRC against the WFOEs, the VIEs and the VIEs’ shareholders that are parties to such agreement without further action by the WFOEs, the VIEs and the VIEs’ shareholders that are parties to such agreement; and to ensure the legality, validity, enforceability or admissibility in evidence of each of the VIE Agreements in the PRC, it is not necessary that any such document be filed or recorded with any court or other authority in the PRC or that any stamp or similar tax be paid on or in respect of any of the VIE Agreements, except for the registration of the equity pledge contemplated under the VIE Agreements, which was completed;

Except as otherwise disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, the Company possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the VIEs, as authorized by their respective shareholders to exercise their voting rights. The corporate structure of the Company (including the shareholding structure of each of the Subsidiaries) as described in the Registration Statement, the Pricing Prospectus and the Prospectus does not, and immediately following the offer and sale of the Securities will not violate, breach, contravene or otherwise conflict with any applicable PRC laws and regulations. There have been no legal, arbitration, government or other legal proceedings challenging the legality or validity of the corporate structure of the Company pending before or, to the Company’s knowledge, threatened by any Governmental Agency;

(iii) The issuance and sale of the Securities, the listing and trading of the Securities on SEHK or the consummation of the transactions contemplated by the Transaction Documents is not and will not be, as of the date hereof or at the Time of Delivery (as defined in Section 4 hereof), adversely affected by the State Administration of Foreign Exchange of the PRC on August 8, 2006, as amended (the “M&A Rules”) or any official clarifications, guidance, interpretations or implementation rules in connection with or related to the M&A Rules;

(jjj) As of the date of the Pricing Prospectus and as of the date hereof, the M&A Rules did not and do not apply to the issuance and sale of the Securities, the listing and trading of the Securities on the SEHK, or the consummation of the transactions contemplated by the Transaction Documents.

(kkk) To the extent applicable, each of the Company and its Subsidiaries that were incorporated outside of the PRC has taken, or is in the process of taking, reasonable steps to comply with, and to ensure compliance by each of its direct shareholders that are a PRC resident or citizen with any applicable rules and regulations of the relevant PRC government agencies (including but not limited to the Ministry of Commerce, the National Development and Reform Commission and the State Administration of Foreign Exchange) relating to overseas investment by PRC residents and citizens or the repatriation of the proceeds from overseas offering and listing by offshore special purpose vehicles controlled directly or indirectly by PRC companies and individuals, such as the Company (the “PRC Overseas Investment and Listing Regulations”), including without limitation, requesting each shareholder that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations;

(lll) Neither the Company nor any of its Subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances, except for such violation as would not, individually or in aggregate, reasonably be expected to result in a Material Adverse Effect.

(mmm) Neither the Company nor any of its Subsidiaries has entered into any memorandum of understanding, letter of intent, definitive agreement or any similar agreements with respect to a merger or consolidation or a material acquisition or disposition of assets, technologies, business units or businesses which is required to be described in the Registration Statement, the Pricing Prospectus and the Prospectus and which is not so described;

(nnn) There are no affiliations or associations between any member of the Financial Industry Regulatory Authority (“FINRA”) and the Company; there are no affiliations or associations between (A) any underwriter and (B) any of the Company’s officers, directors or, to the best of the Company’s knowledge, 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission;

(ooo) The Registration Statement, Pricing Prospectus, Prospectus and each Issuer Free Writing Prospectus comply, and any further amendments or supplements thereto, will comply, in all material respects, with any applicable laws or regulations of any jurisdiction in which any Preliminary Prospectus, the Pricing Prospectus, Prospectus or any Issuer Free Writing Prospectus is distributed; and no Governmental Authorization, other than those heretofore obtained and those set forth in Section 1(w), is required in connection with the offering of the Securities in any jurisdiction where the Securities are being offered;

(ppp) There are no business relationships or related party transactions involving the Company or any of its Subsidiaries or any other person required to be described in the Registration Statement, Pricing Prospectus and Prospectus which have not been described as required;

(qqq) Each “forward-looking statement” (within the meaning of Section 27A(i)(1) of the Act or Section 21E(i)(1) of the Exchange Act) contained in the Registration Statement, the Pricing Prospectus, the Prospectus and each Issuer Free Writing Prospectus, if any, has been made or reaffirmed with a reasonable basis and in good faith;

(rrr) None of the Company, any of its Subsidiaries, or any of their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the PRC, Hong Kong, Cayman Islands or any other jurisdiction where it was incorporated or operates.

In addition, any certificate signed by any officer of the Company or any of its Subsidiaries and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Securities shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to each of the Underwriters.

2. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company (x) at a purchase price of 99.608% (being the issue price to investors of 99.928% less a combined underwriting, management and selling commission of 0.32%) of the principal amount thereof plus accrued interest, if any, from September 3, 2020 to the Time of Delivery (as defined below), the principal amount of the 2025 Notes set forth opposite such Underwriter’s name in Schedule I hereto and (y) at a purchase price of 99.275% (being the issue price to investors of 99.595% less a combined underwriting, management and selling commission of 0.32%) of the principal amount thereof plus accrued interest, if any, from September 3, 2020 to the Time of Delivery, the principal amount of the 2030 Notes set forth opposite such Underwriter’s name in Schedule I hereto.

3. Upon the authorization by the Representatives of the release of the Securities, the several Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in the Prospectus.

4. (a) The Securities to be purchased by each Underwriter hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representatives at least forty-eight hours in advance. The Company will cause the certificates, if any, representing the Securities to be made available to the Representative for checking at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of DTC or its designated custodian. The time and date of such delivery and payment shall be 9:00 a.m., New York City time on September 3, 2020 or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date for delivery is herein called a “Time of Delivery.”

(b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 8 hereof, will be available for review by the parties hereto at 4:00 p.m., Hong Kong time, on the New York Business Day next preceding such Time of Delivery. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5. Certain Agreements of the Company

The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 424(b) and Rule 430A or 430B under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by the Representatives promptly after reasonable notice thereof; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish the Representatives with copies thereof; to prepare a final term sheet, containing solely a description of the Securities, in a form approved by you and to file such term sheet pursuant to Rule 433(d) under the Act within the time required by such Rule; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or delivery of the Securities; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Securities by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);

(b) If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by the Representatives and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by the Representatives promptly after reasonable notice thereof;

(c) If by the third anniversary of the initial effective date of the Registration Statement, any of the Securities remain unsold by the Underwriters, the Company will file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Securities, in a form reasonably satisfactory to the Representatives. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be;

(d) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(e) Prior to 9:00 a.m., New York City time, on the second New York Business Day succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or delivery of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify the Representatives and upon the Representatives’ request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon the Representatives’ request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as the Representatives may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(f) To make generally available to its security holders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its Subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(g) During the period beginning from the date hereof and continuing to and including the date 30 calendar days after the Time of Delivery, not to offer, sell, contract to sell or otherwise dispose of, or publicly announce the intention to enter into any such transaction or take any other such action with respect to, any of the debt securities issued by the Company without the Representatives’ prior written consent;

(h) During a period of five years from the effective date of the Registration Statement, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, to furnish to the Representatives copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to the Representatives as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any securities exchange on which any class of securities of the Company is listed, provided that it is not required to furnish such reports, other communications (financial or other) or financial statements so long as they are available electronically to the public through EDGAR;

(i) To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Registration Statement, the Pricing Prospectus and the Prospectus under the caption “Use of Proceeds” and in compliance with any applicable laws, rules and regulations of any Governmental Agency having jurisdiction over the Company and its Subsidiaries; the Company will not, directly or indirectly, use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person (X) to fund or facilitate any payments, operations, investments, projects, activities or business of or with any Person, or in, with, or relating to any Sanctioned Country; or (Y) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise), and the Company will maintain and implement adequate internal controls and procedures to monitor and audit transactions that are reasonably designed to detect and prevent any use of the proceeds from the offering of the Securities contemplated hereby that is inconsistent with any of the Company’s representations and obligations under the foregoing;

(j) To file with the NDRC within the applicable time period any requisite information and documents required under Section 1(3) of the NDRC Notice after the issuance of the Securities (“Post-Issuance Filing”) and shall notify the Representatives via email within a reasonable time once such Post-Issuance Filing is completed;

(k) Not to (and to cause its affiliates not to) take, directly or indirectly, any action which is designed to or which constitutes or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company or facilitate the sale or resale of the Securities;

(l) To use its best efforts to maintain the listing of the Securities on the SEHK;

(m) To use its reasonable efforts to procure its shareholders who are PRC residents or PRC citizens to comply with any applicable PRC Overseas Investment and Listing Regulations;

(n) To provide DTC, Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme, Luxembourg with all the necessary authorizations, information and instructions to enable DTC, Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme, Luxembourg to perform its duties in accordance with and as contemplated by the terms of the Transaction Documents, the Registration Statement, the Pricing Prospectus and the Prospectus;

(o) Not to invest, or otherwise use the proceeds received by the Company from its sale of the Securities in such a manner as would require the Company to register as an investment company under the Investment Company Act;

(p) Upon reasonable request of any Underwriter in writing, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Securities (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred;

(q) To indemnify and hold each of the Underwriters harmless against any documentary, stamp or similar issuance or transfer taxes, duties or fees and any transaction levies, commissions or brokerage charges, including any interest and penalties, which are or may be required to be paid in connection with the creation, allotment, issuance, offer and distribution of the Securities to be sold by the Company and the execution and delivery of the Transaction Documents; except that the Underwriters will pay any transfer taxes on the resale of the Securities by them as provided in Section 7 of this Agreement;

(r) Prior to the Time of Delivery, not to issue any press release or other communication directly or indirectly and not to hold any press conferences with respect to the Company or any of its Subsidiaries, the financial condition, results of operations, business, properties, assets, liabilities or prospects of the Company or any of its Subsidiaries, or the offering of the Securities, without the prior written consent of the Representatives;

(s) Not, at any time at or after the execution of this Agreement, to, directly or indirectly, offer or sell any Securities by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Securities, in each case other than the Prospectus;

(t) To promptly notify the Underwriters if the Company ceases to be a foreign private issuer at any time prior to the completion of the distribution of the Securities within the meaning of the Act; and

(u) All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received by an Underwriter after such withholding or deduction shall equal the amounts that would have been received by such Underwriter if no withholding or deduction had been made, except that no additional amounts would be payable for (i) any taxes that are imposed as a result of a connection between the jurisdiction imposing the taxes and the Underwriter (other than a connection arising solely as a result of the execution of this Agreement or performance of the transactions contemplated hereunder), or (ii) any withholding or deduction that would not have been imposed but for a failure of an Underwriter to timely provide information or notifications reasonably requested by the Company that is in the possession of such Underwriter and would have reduced or eliminated such tax; provided that no such information or notification shall be required to be provided to the extent such Underwriter believes, in its sole discretion, that providing it would result in any breach of fiduciary duty, duty of confidentiality or applicable law.

6. (a) The Company represent and agree that, without the prior consent of the Representatives, they have not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule II hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending;

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this covenant shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information is that described as such in Section 9(b) hereof;

7. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing and producing any Agreement among Underwriters, this Agreement, the Indenture, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under the laws of such jurisdictions as the Representatives designate, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Securities on the SEHK; (v) the FINRA filing fees in connection with the sale of the Securities provided that the Underwriters shall bear the legal fees of their counsel in connection with any FINRA related matters; (vi) the cost of preparing the Securities; (vii) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; (viii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer, stamp, issuance or other similar taxes payable thereon; (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, provided that the Underwriters shall bear the travel and lodging expenses of their representatives or employees in connection with the road show; (x) all expenses in connection with the qualification of the Securities for offering and sale under the state and federal laws of Canada and the preparation, printing, reproduction and filing of one or more versions of the Pricing Prospectus and, to the extent required, the Prospectus for distribution into Canada, often in the form of a Canadian “wrapper”, and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers, (xi) any fees charged by securities rating services for rating the Securities and (xii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, share transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

8. The obligations of the Underwriters hereunder, as to the Securities to be delivered at the Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; the final term sheet contemplated by Section 5(a) hereof, and all other material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., New York City time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction;

(b) Latham & Watkins LLP, U.S. counsel for the Underwriters, shall have furnished to the Representatives such written opinion and letter dated such Time of Delivery, in form and substance satisfactory to the Representatives, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Zhong Lun Law Firm, PRC counsel to the Underwriters, shall have furnished to the Representatives such written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to the Representatives, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(d) Davis Polk & Wardwell LLP, United States counsel for the Company, shall have furnished to the Representatives their written opinion and letter, dated such Time of Delivery, in form and substance satisfactory to the Representatives;

(e) Davis Polk & Wardwell LLP, Hong Kong counsel for the Company, shall have furnished to the Representatives their written opinion and letter, dated such Time of Delivery, in form and substance satisfactory to the Representatives;

(f) The Company shall have received the opinion or opinions of Han Kun Law Offices, PRC counsel to the Company, dated such Time of Delivery, in form and substance satisfactory to the Representatives, with a copy of such opinion having been provided to the Representatives with consent from such counsel;

(g) Maples and Calder (Hong Kong) LLP, Cayman Islands counsel for the Company, shall have furnished to the Representatives their written opinion, dated such Time of Delivery, in form and substance satisfactory to the Representatives;

(h) On the date of this Agreement and also at the Time of Delivery, PricewaterhouseCoopers Zhong Tian LLP shall have furnished to the Representatives a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Representatives;

(i) No Pricing Prospectus, Issuer Free Writing Prospectus or Prospectus or amendment or supplement to the Registration Statement, the Pricing Prospectus or the Prospectus shall have been filed to which the Representatives shall have objected in writing;

(j) Except as described in the Pricing Prospectus and the Prospectus, (i) since the end of the period covered by the latest reviewed financial statements incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus, neither the Company nor any of its Subsidiaries shall have sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and (ii) since the respective dates as of which information is given in the Registration Statement, the Pricing Prospectus and the Prospectus, there shall not have been any material adverse change in the share capital or long-term debt of the Company or any Subsidiary or any Material Adverse Effects, the effect of which, in any such case described in clause (i) or (ii), in the Representatives’ judgment is so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(k) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Nasdaq Global Select Market, the New York Stock Exchange or The Stock Exchange of Hong Kong Limited; (ii) a suspension or material limitation in trading in the Company’s securities on the NYSE; (iii) a general moratorium on commercial banking activities in New York, Hong Kong, the PRC or the Cayman Islands declared by the relevant authorities, or a material disruption in commercial banking or securities settlement or clearance services in the United States, Hong Kong, the PRC or the Cayman Islands; (iv) the outbreak or escalation of hostilities or act of terrorism involving the United States, Hong Kong, the PRC or the Cayman Islands or the declaration by the United States, Hong Kong, the PRC or the Cayman Islands of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions or currency exchange rates or controls in the United States, Hong Kong, the PRC, the Cayman Islands or elsewhere, if the effect of any such event specified in clauses (iv) or (v), in the Representatives’ sole judgment, makes it impracticable or inadvisable to proceed with the offering or delivery of the Securities at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(l) The Securities to be sold by the Company at the Time of Delivery shall have been approved to be listed on the SEHK;

(m) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the second New York Business Day succeeding the date of this Agreement;

(n) On the date of this Agreement and at the Time of Delivery, as the case may be, the Chief Financial Officer of the Company shall have furnished to the Representatives an officer’s certificate, dated the date of delivery thereof, in form and substance satisfactory to the Representatives, to the effect set forth in Annex I attached hereto;

(o) The Company shall have furnished or caused to be furnished to the Representatives at such Time of Delivery a certificate of two executive officers of the Company, satisfactory to the Representatives, to the effect set forth in Section 8(a) and (j) above and Section 8(p) below, as to the accuracy of the representations and warranties of the Company herein at and as of the Time of Delivery and as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the Time of Delivery;

(p) There shall not be any litigation, proceedings, investigations, processes for administrative sanctions or other actions initiated or threatened by any Governmental Agency or before any Governmental Agency, in each case with due authority, against or involving any party hereto, in the PRC or elsewhere, that seeks to declare the issuance and sales of the Securities, the listing and trading of the Securities on the SEHK or the transactions contemplated by the Transaction Documents to be non-compliant, unlawful or illegal under PRC laws, rules and regulations;

(q) The Indenture has been duly executed and delivered by a duly authorized officer of the Company and the Trustee, and the Securities shall have been duly executed and delivered by a duly authorized officer of the Company and duly authenticated by the Trustee;

(r) The Representative shall have received on the Time of Delivery a rating letter dated the Time of Delivery signed by an authorized representative of each of preliminary rating of “A” by Standard & Poor’s (“S&P”), “A2” by Moody’s Investors Service, Inc. (“Moody’s”) and “A” by Fitch Inc., a subsidiary of Fimalac, S.A. (“Fitch”), or other evidence satisfactory to the Representative, to the effect that, on the Time of Delivery, (i) the Securities are rated at least “A” by S&P, “A2” by Moody’s and “A” by Fitch and (ii) no notice shall have been given by S&P, Moody’s or Fitch of any intended or potential downgrading of any rating of the Securities or of any review for a possible downgrade change in any rating of the Securities below “A” for S&P, “A2” for Moody’s and “A” by Fitch; and

(s) The Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request, including, without limitation, certificates of officers of the Company reasonably satisfactory to the Representatives with respect to the memorandum and articles of association and other organizational documents of the Company, all resolutions of the board of directors of the Company and other corporate actions relating to this Agreement and the authorization, issue and sale of the Securities.

9. (a) The Company will indemnify and hold harmless each Underwriter and its affiliates (as such term is defined in Rule 501(b) under the Act), such Underwriter’s and affiliates’ respective directors, officers, employees and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such indemnified party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus (including without limitation the Issuer Free Writing Prospectus listed on Schedule II(a) to this Agreement) or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any “road show” as defined in Rule 433(h) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus (including without limitation the Issuer Free Writing Prospectus listed on Schedule II(a) to this Agreement), in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein. The parties hereto understand and agree that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b) Each Underwriter severally and not jointly will indemnify and hold harmless the Company, each of its directors and officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”) against any losses, claims, damages or liabilities to which each Underwriter Indemnified Party may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse each Underwriter Indemnified Party for any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending any such action or claim as such expenses are incurred. The parties hereto understand and agree that the only such written information furnished to the Company by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession figure appearing in the fifth paragraph, the names and addresses of the Representatives appearing in the eleventh paragraph under the heading “Underwriting”.

(c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Section 9, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under the preceding paragraphs of this Section 9. If any such proceeding shall be brought or asserted against an Indemnified Person, counsel to the Indemnified Person shall be selected by such Indemnified Person. An Indemnifying Person may participate at its own expense in the defense of any such action; provided, however, that counsel to the Indemnifying Person shall not (except with the consent of the Indemnified Person) also be counsel to the Indemnified Person. It is understood and agreed that the Indemnifying Person shall not, in connection with any one proceeding or separate but similar or related proceeding in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) separate from their own counsel for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, any affiliate of any Underwriter, any Underwriter and its affiliates’ respective directors, officers, employees and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall be designated in writing by the Representatives and any such separate firm for the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an Indemnified Person under subsection (a), (b), (c) or (d) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each Indemnifying Person shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the Indemnified Person failed to give the notice required under subsection 9(e) above, then each Indemnifying Person shall contribute to such amount paid or payable by such Indemnified Person in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions, or in connection with any violation of the nature referred to in Section 6(c) hereof, which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company, bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, or in connection with any violation of the nature referred to in Section 6(c) hereof. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the underwriting commissions received by such Underwriter in connection with the Securities underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters, under this Section 9 shall be in addition to any liability which the respective Underwriters, may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Act.

10. (a) If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder at a Time of Delivery, the Representatives may in the Representatives’ discretion arrange for the Representatives or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter, the Representatives do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Securities on such terms. In the event that, within the respective prescribed periods, the Representatives notify the Company that the Representatives have so arranged for the purchase of such Securities, or the Company notifies the Representatives that it has so arranged for the purchase of such Securities, the Representatives or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the Representatives’ opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of the Securities which remain unpurchased does not exceed 10% of the aggregate principal amount of all the Securities to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds 10% of the aggregate number of all the Securities to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any termination of this Agreement or any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

12. If the purchase of Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 10 hereof, the Company shall reimburse the Underwriters for all out of pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by the Underwriters in connection with this Agreement or the offering contemplated hereunder.

13. In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives.

14. All statements, requests, notices and agreements hereunder shall be in writing, and (A) if to the Underwriters shall be delivered or sent by mail or facsimile transmission to each of the Representatives at: BofA Securities, Inc. One Bryant Park, New York, New York, 10036, United States, Attention: BofA Securities, High Grade Transaction Management/Legal, NY1-050-12-02, 50 Rockefeller Plaza, New York, New York 10020 with a copy to Merrill Lynch (Asia Pacific) Limited, 55/F Cheung Kong Center, 2 Queen’s Road Central, Central, Hong Kong, Attention: Debt Capital Markets; J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, United States of America, Attention: Investment Grade Finance Syndicate Desk – 3rd floor; Goldman Sachs (Asia) L.L.C., 68th Floor, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong, Attention: AEJ Syndicate; Morgan Stanley & Co. LLC, 29th Floor, 1585 Broadway, New York, New York 10036, United States of America, Attention: Investment Banking Division, or (B) if to the Company shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Chief Financial Officer; provided, however, that any notice to an Underwriter pursuant to Section 9(e) hereof shall be delivered or sent by mail or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, which address will be supplied to the Company by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

15. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

16. Each of the parties hereto irrevocably (i) agrees that any legal suit, action or proceeding against the Company brought by any Underwriter or by any person who controls any Underwriter arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any New York Court, (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company has appointed Cogency Global Inc. as its authorized agent (the “Authorized Agent”) upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court by any Underwriter or by any person who controls any Underwriter, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. The Company represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company.

17. To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court of (i) the Cayman Islands, or any political subdivision thereof, (ii) the United States or the State of New York, or (iii) any jurisdiction in which it owns or leases property or assets or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to themselves or their respective property and assets or this Agreement, the Company hereby irrevocably waives such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law.

18. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “judgment currency”) other than United States dollars, the Company will indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which an Underwriter is able to purchase United States dollars with the amount of the judgment currency actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

19. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

20. The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company in connection with such transaction or the process leading thereto.

21. This Agreement constitutes the entire agreement among the parties and supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

22. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

23. This Agreement, and any claim brought hereunder, shall be governed by and construed in accordance with the laws of the State of New York.

24. The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

25. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) As used in this section

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

26. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon the acceptance hereof by the Representatives, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

[Signature pages follow]

Very truly yours,

TENCENT MUSIC ENTERTAINMENT GROUP

By:	/s/ Cussion Kar Shun Pang

Name: Cussion Kar Shun Pang
Title: Chief Executive Officer

[Signature Page to Underwriting Agreement]

CONFIRMED AND ACCEPTED as of the date first above written:

BOFA SECURITIES, INC.

By:	/s/ CONAN TAM

Name: CONAN TAM
Title: Managing Director

For themselves and as Representatives of the other Underwriters named in Schedule I hereto.

[Signature Page to Underwriting Agreement]

CONFIRMED AND ACCEPTED as of the date first above written:

J.P. Morgan Securities LLC

By:	/s/ Maria Sramek

Name: Maria Sramek
Title: Executive Director

For themselves and as Representatives of the other Underwriters named in Schedule I hereto.

[Signature Page to Underwriting Agreement]

CONFIRMED AND ACCEPTED as of the date first above written:

GOLDMAN SACHS (ASIA) L.L.C.

(Incorporated in Delaware, U.S.A. with limited liability)

By:	/s/ Dawei Huang

Name: Dawei Huang
Title: Managing Director

For themselves and as Representatives of the other Underwriters named in Schedule I hereto.

[Signature Page to Underwriting Agreement]

CONFIRMED AND ACCEPTED as of the date first above written:

MORGAN STANLEY & CO. LLC

By:	/s/ Ian Drewe

Name: Ian Drewe
Title: ED

For themselves and as Representatives of the other Underwriters named in Schedule I hereto

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Principal Amount of 2025 Notes to be Purchased	Principal Amount of 2030 Notes to be Purchased
BOFA SECURITIES, INC.	$84,000,000	$140,000,000
J.P. MORGAN SECURITIES LLC	$84,000,000	$140,000,000
GOLDMAN SACHS (ASIA) L.L.C.	$42,000,000	$70,000,000
MORGAN STANLEY & CO. LLC	$15,000,000	$25,000,000
BANK OF CHINA (HONG KONG) LIMITED	$15,000,000	$25,000,000
CREDIT SUISSE SECURITIES (USA) LLC	$15,000,000	$25,000,000
DEUTSCHE BANK AG, HONG KONG BRANCH	$15,000,000	$25,000,000
THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED	$15,000,000	$25,000,000
MIZUHO SECURITIES ASIA LIMITED	$15,000,000	$25,000,000

Total	$300,000,000	$500,000,000

SCHEDULE II

(a)	Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package: None.

(b)	Materials and information other than the Pricing Prospectus that comprise the Pricing Disclosure Package: None.

SCHEDULE III

Pricing Term Sheet

Filed Pursuant to Rule 433

Registration Statement No. 333-248253

Issuer Free Writing Prospectus dated August 26, 2020

Relating to Preliminary Prospectus Supplement dated August 24, 2020

TENCENT MUSIC ENTERTAINMENT GROUP

Pricing Term Sheets

1.375% Notes due 2025 (the “2025 Notes”)

Issuer:	Tencent Music Entertainment Group

Principal Amount:	US$300,000,000

Maturity Date:	September 3, 2025

Coupon (Interest Rate):	1.375%

Public Offering Price:	99.928% of face amount

Ranking:	Senior unsecured

Format:	SEC registered

Listing:	Listing approval has been received for the listing and quotation of the 2025 Notes on the SEHK.

Minimum Denomination:	US$200,000 and integral multiples of US$1,000 in excess thereof

Yield to Maturity:	1.390%

Spread to Benchmark Treasury:	1.100%

Benchmark Treasury:	T 0 ¼ 07/31/25

Benchmark Treasury Price and Yield:	99-25¾/0.290%

Interest Payment Dates:	March 3 and September 3, commencing March 3, 2021

Interest Payment Record Dates:	February 16 and August 19

Optional Redemption:

Make Whole Call at any time prior to August 3, 2025 at a redemption price equal to the greater of 100% and a discount rate of the Treasury Yield plus 20 basis points.

Par Call at any time from or after August 3, 2025 at a redemption price equal to 100%.

Trade Date:	August 26, 2020

Settlement Date:	September 3, 2020

CUSIP / ISIN:	88034PAA7 / US88034PAA75

Issue Ratings*:	Moody’s: A2; S&P:A; Fitch: A

Issuer Ratings**:	Moody’s: A2; S&P:A; Fitch: A

Joint Bookrunners and Joint Lead Managers:	BofA Securities, Inc. J.P. Morgan Securities LLC Goldman Sachs (Asia) L.L.C. Morgan Stanley & Co. LLC

Joint Lead Managers:	Bank of China (Hong Kong) Limited Credit Suisse Securities (USA) LLC Deutsche Bank AG, Hong Kong Branch The Hongkong and Shanghai Banking Corporation Limited Mizuho Securities Asia Limited

2.000% Notes due 2030 (the “2030 Notes”)

Issuer:	Tencent Music Entertainment Group

Principal Amount:	US$500,000,000

Maturity Date:	September 3, 2030

Coupon (Interest Rate):	2.000%

Public Offering Price:	99.595% of face amount

Ranking:	Senior unsecured

Format:	SEC registered

Listing:	Listing approval has been received for the listing and quotation of the 2030 Notes on the SEHK.

Minimum Denomination:	US$200,000 and integral multiples of US$1,000 in excess thereof

Yield to Maturity:	2.045%

Spread to Benchmark Treasury:	1.350%

Benchmark Treasury:	T 0 5/8 08/15/30

Benchmark Treasury Price and Yield:	99-10+/0.695%

Interest Payment Dates:	March 3 and September 3, commencing March 3, 2021

Interest Payment Record Dates:	February 16 and August 19

Optional Redemption:

Make Whole Call at any time prior to June 3, 2030 at a redemption price equal to the greater of 100% and a discount rate of the Treasury Yield plus 25 basis points.

Par Call at any time from or after June 3, 2030 at a redemption price equal to 100%.

Trade Date:	August 26, 2020

Settlement Date:	September 3, 2020

CUSIP / ISIN:	88034PAB5 / US88034PAB58

Issue Ratings*:	Moody’s: A2; S&P:A; Fitch: A

Issuer Ratings**:	Moody’s: A2; S&P:A; Fitch: A

Joint Bookrunners and Joint Lead Managers:	BofA Securities, Inc. J.P. Morgan Securities LLC Goldman Sachs (Asia) L.L.C. Morgan Stanley & Co. LLC

Joint Lead Managers:	Bank of China (Hong Kong) Limited Credit Suisse Securities (USA) LLC Deutsche Bank AG, Hong Kong Branch The Hongkong and Shanghai Banking Corporation Limited Mizuho Securities Asia Limited

*	A securities rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time. Each rating should be evaluated independently of any other rating.
**	See “Risk Factors — Risks Related to the Notes — Our credit ratings may not reflect all risks of your investments in the Notes.” in the preliminary prospectus supplement.

The issuer has filed a registration statement (including a prospectus) with the Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the Commission for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and prospectus supplement if you request it by calling BofA Securities, Inc., toll-free at 1-800-294-1322, J.P. Morgan Securities LLC, toll-free at 1-212-834-4533, Goldman Sachs & Co., an affiliate of Goldman Sachs (Asia) L.L.C., toll-free at 1-866-471-2526 or Morgan Stanley & Co. LLC, toll-free at 1-212-761-6691.

No PRIIPs Key Information Document (KID) has been prepared as not available to retail in the European Economic Area and in the United Kingdom.

Notice to Prospective Investors in Canada

The notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

SCHEDULE IV

Tencent Music Entertainment Hong Kong Limited

Tencent Music Entertainment Technology (Shenzhen) Co., Ltd.

Tencent Music (Beijing) Co., Ltd.

Ultimate Music Inc.

Ultimate Music China Limited

Shenzhen Ultimate Xiangyue Culture and Technology Co., Ltd.

Yeelion Online Network Technology (Beijing) Co., Ltd.

Guangzhou Kugou Computer Technology Co., Ltd.

Beijing Kuwo Technology Co., Ltd.

Shenzhen Ultimate Music Culture and Technology Co., Ltd.

Xizang Qiming Music Co., Ltd.

Tencent Music Entertainment (Shenzhen) Co., Ltd.

ANNEX I

Form of Certificate of Chief Financial Officer

[August 26 / September 3], 2020

The undersigned, Min Hu, the duly appointed Chief Financial Officer of Tencent Music Entertainment Group, a company incorporated in the Cayman Islands (the “Company”), in connection with the offering of $300,000,000 1.375% Notes due 2025 and $500,000,000 2.000% Notes due 2030 (the “Offering”), and pursuant to Section 8(m) of the Underwriting Agreement, dated August 26, 2020 (the “Underwriting Agreement”), among the Company, BofA Securities, Inc., J.P. Morgan Securities LLC and Goldman Sachs (Asia) L.L.C. as representatives of the underwriters named therein, hereby certifies on behalf of the Company that:

(1)	The undersigned is familiar with and has responsibility for the accounting, operations, records systems and internal controls of the Company.

(2)

The undersigned has participated in the preparation of the Registration Statement, the Pricing Prospectus and the Prospectus and has reviewed the disclosure in the Registration Statement, the Pricing Prospectus and the Prospectus.

(3)

The undersigned has performed the following procedures on the financial and operating information and data identified and circled by you in the [Pricing Prospectus]/[Prospectus] attached hereto as Annex A:

(A)

Compared the amount or ratio with a corresponding amount or ratio included in a schedule prepared by Company’s accounting personnel and derived from the Company’s accounting records and found them to be in agreement (giving effect to rounding where applicable), proved the arithmetic accuracy of such schedule, compared the amounts appearing in such schedule with the accounting records of the Company and found them to be in agreement (giving effect to rounding where applicable);

(B)

Compared the operating data and other data to the corresponding data and other records maintained by the Company for the periods, or as of the dates, indicated and found such information to be in agreement (giving effect to rounding where applicable); or

(C)

Compared the amount or percentage to, or computed the amount or percentage from, the corresponding data and other records maintained by the Company for the periods, or as of the dates, indicated and found such information to be in agreement (giving effect to rounding where applicable).

(4)	Based on the procedures outlined above in paragraph 3, each of the circled financial and operating information and data in Annex A is true and accurate.

Capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Underwriting Agreement. This certificate is to assist the Underwriters in conducting and documenting their investigation of the affairs of the Company in connection with the Offering.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has signed his/her name as of the date first written above.

By:

Name:	Min Hu
Title:	Chief Financial Officer